UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2008
DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	1-4018	53-0257888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)
(212) 922-1640
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 19, 2008, Dover Corporation (the “Company”) issued a press release announcing that Robert A. Livingston, 54, has been promoted to President and Chief Operating Officer of the Company effective July 1, 2008. Mr. Livingston currently serves as a Vice President of Dover and Chief Executive Officer of the Dover Engineered Systems segment. The Company also announced that, as indicated in the press release included as Exhibit 99.1 to this report, Ronald L. Hoffman, currently the Company’s President and Chief Executive Officer, plans to retire as soon as the Board of Directors has identified an appropriate successor.
Mr. Livingston has been President and Chief Executive Officer of the Company’s Engineered Systems segment since August 2007. Mr. Livingston was previously President and CEO of Dover Electronics. He was President of Vectron from 2001 to 2004. Prior to that he was Executive Vice President of Dover Technologies with primary responsibility for the Specialty Electronics Components companies and previously served Dover Technologies as its Chief Financial Officer. Mr. Livingston joined Dover with the acquisition of K&L Microwave in 1983. In connection with Mr. Livingston’s promotion to President and Chief Operating Officer of Dover, the Compensation Committee of the Company’s Board of Directors increased his annual salary to $810,000.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable
99.1	Press release of Dover Corporation, dated June 19, 2008, is filed as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2008	DOVER CORPORATION
(Registrant)

	By:	/s/ Joseph W. Schmidt
	Name:	Joseph W. Schmidt
	Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Press release of Dover Corporation, dated June 19, 2008, is filed as Exhibit 99.1.